Exhibit 99.1

Usio Announces Record Third Quarter 2023 Financial Results

Revenue of $20.5 million, up 25%; 13th Consecutive Quarter of Revenue Growth

Reiterates Expectations of 18% - 20% Full Year 2023 Revenue Growth

SAN ANTONIO, November 8, 2023 (GLOBE NEWSWIRE) – Usio, Inc: (Nasdaq: USIO), a leading FinTech company that operates a full stack of integrated, cloud-based electronic payment and embedded financial solutions, today announced financial results for the third quarter, which ended September 30, 2023.

Louis Hoch, President and Chief Executive Officer of Usio, said, “Revenues were up for the 13th consecutive quarter, with growth both in the quarter and for the first nine months. Results on the bottom line continue to reflect investments in strengthening our infrastructure and establishing a level of marketing and sales investment that will sustain our growth over the long term. Nearing this important inflection point, we believe we will be able to better leverage the top line into faster bottom line growth over the long term.”

For the quarter, revenue growth was led by a 197% increase in prepaid revenues, where, for the first time ever, we loaded more than $100 million onto prepaid cards in a single quarter. Prepaid revenues remain on track to increase by over 125% in 2023. This success in part reflects expansion into new markets, including the state market, where we recently announced our first prepaid card program with a large state, as well as strong growth at long-term customers in the corporate expense and general disbursements card markets, where usage and penetration continues to increase. Revenues generated by Usio Output Solutions were up 9%. With Output generally running at near 100% of capacity, we have made a significant investment in its infrastructure that is expected to increase capacity 50%, speed production and reduce costs, which we foresee as the key to sustaining its strong growth and improving margins. Credit Card revenues were also up, led by a 27% increase in our flagship PayFac business, where transactions in the quarter were up 21% as compared to the third quarter of 2022. As PayFac increases as a proportion of our total Card volume, we expect this segment’s revenues to grow commensurately. ACH revenues were also up in the quarter primarily on the strength of our Pinless Debit, Account Inquiry and related services. ACH volumes remain below the year ago levels that were bolstered by the now terminated Voyager contract. These volumes are expected to show growth in the fourth quarter.

Gross profits for the quarter ended September 30, 2023, were $4.2 million, and gross margins expanded 1.3% compared to the third quarter of 2022. Margins reflect a favorable sales mix, including higher margin prepaid card residual revenues from breakage and spoilage, primarily attributable to the since completed NYC Incentive Program. Other selling, general and administrative expenses were up in large measure due to non-recurring expenses; they are consequently expected to trend lower in the fourth quarter. The Company reported a net loss of $0.7 million, which represents a $1.0 million improvement from the loss of $1.8 million a year ago. Adjusted EBITDA1 was a loss of $0.1 million, a $0.4 million improvement from the $0.5 million Adjusted EBITDA1 loss a year ago. Over the first nine months of the year, the Company has generated $3.5 million more in Adjusted EBITDA1 than in the comparable year ago period. The Company’s financial position also continued to improve, with $1.7 million in cash added to the balance sheet over the first nine months of the year, as the Company generated $2.4 million in Adjusted Operating Cash Flows1 over the first nine months of this fiscal year."

Quarterly Processing and Transaction Volumes

Total payment transactions processed in the third quarter of 2023 were 9.7 million, a decrease of 6% over the same quarter of last year. Total payment dollars processed through all payment channels in the third quarter of 2023 were $1.4 billion, marginally lower than last year's third quarter $1.4 billion volume.

In our Card segment, dollars processed were up 5% and transactions processed were up 2% from a year ago. Prepaid card load volume was up 239%, transactions processed were up 23% and purchase dollars processed were up 152%, in each case, from the same quarter a year ago. ACH electronic check transaction volume was down 21%, electronic check dollars processed were down 11% and return check transactions processed were down by 31%, all compared to the same quarter a year ago.

Third Quarter 2023 Revenue Detail

Revenues for the quarter ended September 30, 2023 increased 25% compared to the prior year quarter to $20.5 million, and revenues for the nine months ended September 30, 2023 increased 25% compared to the prior year nine-month period to $63.2 million, reflecting growth in the Prepaid, Usio Output Solutions, and Credit Card lines of business.

	Three Months Ended September 30,
	2023	2022	$ Change	% Change

ACH and complementary service revenue	$3,528,133	$3,242,794	$285,339	9%
Credit card revenue	7,169,066	6,842,065	327,001	5%
Prepaid card services revenue	4,685,212	1,576,871	3,108,341	197%
Output solutions revenue	5,138,030	4,734,030	404,000	9%
Total Revenue	$20,520,441	$16,395,760	$4,124,681	25%

	Nine Months Ended September 30,
	2023	2022	$ Change	% Change

ACH and complementary service revenue	$10,948,012	$10,985,722	$(37,710)	(0)%
Credit card revenue	21,624,848	$20,495,984	1,128,864	6%
Prepaid card services revenue	14,710,084	$5,733,428	8,976,656	157%
Output solutions revenue	15,945,447	13,507,655	2,437,792	18%
Total Revenue	$63,228,391	$50,722,789	$12,505,602	25%

Gross profits for the quarter were $4.2 million while gross margins were 20.4%, up 1.3% from the same period a year ago, and gross profits for the nine months ended September 30, 2023 were $14.1, million up 42%, while gross margins of 22.3%, were up 2.8% from the same period a year ago. This increase in gross margins reflects the favorable impact of residual revenues generated from prepaid card breakage and spoilage, as well as an improvement at Output Solutions, where the revenue growth is improving operating leverage.

Other selling, general and administrative expenses were $4.3 million for the quarter ended September 30, 2023, up compared to the prior year period, primarily reflecting increases in professional fees and marketing, including increased sales-related travel. We expect expenses to trend down beginning in the fourth quarter. Similarly, other selling, general, and administrative expenses for the nine months ended September 30, 2023 were $12.0 million compared to $11.3 in the prior year period.

For the quarter, we reported an operating loss of $1.2 million and an Adjusted EBITDA1 loss of $0.1 million, an improvement of $0.4 million compared to the year ago Adjusted EBITDA1 loss of $0.5 million. Net loss for the quarter ended September 30, 2023 was $0.7 million, or ($0.04) per share, compared to a net loss of $1.8 million, or ($0.09) per share, for the same period in the prior year.

For the nine months ended September 30, 2023, operating loss was $1.2 million. Over the first three quarters of the year we reported an Adjusted EBITDA1 of $2.1 million, which was up $3.5 million compared to an Adjusted EBITDA1 loss of $1.4 million for the prior year nine-month period. Net loss in the first nine months of 2023 was $0.5 million, or ($0.02) per share, versus a net loss of $5.3 million, or ($0.26) per share, in the first nine months of 2022.

Adjusted Operating Cash Flows1 (excluding merchant reserve funds, prepaid card load assets, customer deposits and net operating lease assets and obligations) was $2.4 million for the nine months ended September 30, 2023. Cash flows provided by operating activities was $41.5 million for the nine months ended September 30, 2023, compared to cash flows used by operating activities of $22.8 million in the same period a year ago.

We continue to be in solid financial condition with $7.4 million in cash and cash equivalents as of September 30, 2023, reflecting another quarter of sequential improvement in our cash balances, aggregating to a $1.7 million improvement in cash balances over the first three quarters of the year. It should be noted that the company generated over $0.5 million in interest income in the fiscal 2023 third quarter.

1 Please see reconciliation of GAAP to Non-GAAP Financial Measures

Conference Call and Webcast

Usio, Inc.'s management will host a conference call on Wednesday, November 8, 2023, at 4:30 pm Eastern time to review financial results and provide a business update. To listen to the conference call, interested parties within the U.S. should call +1-844-883-3890. International callers should call + 1-412-317-9246. All callers should ask for the Usio conference call. The conference call will also be available through a live webcast, which can be accessed via the Company’s website at www.usio.com/investors.

A replay of the call will be available approximately one hour after the end of the call through November 28, 2023. The replay can be accessed via the Company’s website or by dialing +1-877-344-7529 (U.S.) or 1-412-317-0088 (international). The replay conference playback code is 2888409.

About Usio, Inc.

Usio, Inc. (Nasdaq: USIO), is a leading Fintech that operates a full stack of proprietary, cloud-based integrated payment and embedded financial solutions in a single ecosystem to a wide range of merchants, billers, banks, service bureaus and card issuers. The Company operates credit/debit and ACH payment processing platforms, as well as a turn-key card issuing platform to deliver convenient, world-class payment solutions and services to its clients. The Company, through its Usio Output Solutions division, offers services relating to electronic bill presentment, document composition, document decomposition and printing and mailing services. The strength of the Company lies in its ability to provide tailored solutions for card issuance, payment acceptance, and bill payments as well as its unique technology in the prepaid sector. Usio is headquartered in San Antonio, Texas, and has a development office in Austin, Texas.

Websites: www.usio.com, www.payfacinabox.com, www.akimbocard.com and www.usiooutput.com. Find us on Facebook® and Twitter.

About Non-GAAP Financial Measures

This press release includes non-GAAP financial measures, as defined in Regulation G of the Securities and Exchange Act of 1934, as amended, of EBITDA, adjusted EBITDA, adjusted EBITDA margins and adjusted operating cash flows. The Company reports its financial results in compliance with GAAP, but believes that also discussing non-GAAP financial measures provides investors with financial measures it uses in the management of its business. The Company defines EBITDA as operating income (loss), before interest, taxes, depreciation and amortization of intangibles. The Company defines adjusted EBITDA as EBITDA, as defined above, plus non-cash stock option costs and certain non-recurring items, such as costs related to acquisitions. The Company defines adjusted EBITDA margins as the adjusted EBITDA, as defined above, divided by total revenues. The Company defines adjusted operating cash flow as net cash provided (used) by operating activities, less changes in prepaid card load obligations, customer deposits, merchant reserves and net operating lease assets and obligations. These adjustments to net cash provided (used) by operating activities are not inclusive of any regular expense items, and only include changes in our assets and liabilities accounts on our consolidated balance sheet. These measures may not be comparable to similarly titled measures reported by other companies. Management uses EBITDA, adjusted EBITDA, adjusted EBITDA margins and adjusted operating cash flows as indicators of the Company's operating performance and ability to fund acquisitions, capital expenditures and other investments and, in the absence of refinancing options, to repay debt obligations.

Management believes EBITDA, adjusted EBITDA, adjusted EBITDA margins and adjusted operating cash flows are helpful to investors in evaluating the Company's operating performance because non-cash costs and other items that management believes are not indicative of its results of operations are excluded.

EBITDA, adjusted EBITDA, adjusted EBITDA margins and adjusted operating cash flow should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. They are not measurements of our financial performance under GAAP and should not be considered as alternatives to revenue, net income, or cash provided (used) by operating activities, as applicable, or any other performance measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other businesses. EBITDA, adjusted EBITDA, adjusted EBITDA margins and adjusted operating cash flow have limitations as analytical tools and you should not consider these non-GAAP measures in isolation or as a substitute for analysis of our operating results as reported under GAAP.

1 See reconciliation of non-GAAP financial measures below

FORWARD-LOOKING STATEMENTS DISCLAIMER

Except for the historical information contained herein, the matters discussed in this press release include forward-looking statements which are covered by safe harbors. Those statements include, but may not be limited to, all statements regarding management's intent, belief and expectations, such as statements concerning our future and our operating and growth strategy. These forward-looking statements are identified by the use of words such as "believe," "should," "intend," "look forward," "anticipate," "schedule,” and "expect" among others. Forward-looking statements in this press release are subject to certain risks and uncertainties inherent in the Company's business that could cause actual results to vary, including such risks related to an economic downturn, the realization of opportunities from the IMS acquisition, the management of the Company's growth, the loss of key resellers, the relationships with the Automated Clearing House network, bank sponsors, third-party card processing providers and merchants, the security of our software, hardware and information, the volatility of the stock price, the need to obtain additional financing, risks associated with new legislation, and compliance with complex federal, state and local laws and regulations, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission including its annual report on Form 10-K for the fiscal year ended December 31, 2022. One or more of these factors have affected, and in the future could affect, the Company’s businesses and financial results and could cause actual results to differ materially from plans and projections. Although the Company believes that the assumptions underlying the forward-looking statements included in this press release are reasonable, the Company can give no assurance such assumptions will prove to be correct. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the objectives and plans will be achieved. All forward-looking statements made in this press release are based on information presently available to management. The Company assumes no obligation to update any forward-looking statements, except as required by law.

Contact:

Paul Manley

Senior Vice President, Investor Relations

paul.manley@usio.com

612-834-1804

USIO, INC.

CONSOLIDATED BALANCE SHEETS

	September 30, 2023	December 31, 2022
	(Unaudited)
ASSETS
Cash and cash equivalents	$7,396,285	$5,709,117
Accounts receivable, net	5,203,618	4,371,640
Settlement processing assets	41,765,059	49,737,068
Prepaid card load assets	58,839,602	20,170,761
Customer deposits	1,578,498	1,554,122
Inventory	400,839	507,355
Prepaid expenses and other	740,208	450,389
Current assets before merchant reserves	115,924,109	82,500,452
Merchant reserves	5,336,545	4,909,501
Total current assets	121,260,654	87,409,953

Property and equipment, net	2,904,564	3,222,816

Other assets:
Intangibles, net	1,971,460	2,625,360
Deferred tax asset, net	1,504,000	1,504,000
Operating lease right-of-use assets	2,551,443	2,795,483
Other assets	355,357	355,357
Total other assets	6,382,260	7,280,200

Total Assets	$130,547,478	$97,912,969

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,274,681	$858,622
Accrued expenses	4,150,298	3,721,108
Operating lease liabilities, current portion	795,928	617,319
Equipment loan, current portion	28,896	56,429
Settlement processing obligations	41,765,059	49,737,068
Prepaid card load obligations	58,839,602	20,170,761
Customer deposits	1,578,498	1,554,122
Current liabilities before merchant reserve obligations	108,432,962	76,715,429
Merchant reserve obligations	5,336,545	4,909,501
Total current liabilities	113,769,507	81,624,930

Non-current liabilities:
Equipment loan, non-current portion	-	14,994
Operating lease liabilities, non-current portion	1,892,785	2,338,947
Total liabilities	115,662,292	83,978,871

Stockholders' equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized; -0- shares outstanding at September 30, 2023 (unaudited) and December 31, 2022, respectively	—	—
Common stock, $0.001 par value, 200,000,000 shares authorized; 28,506,406 and 27,044,900 issued, and 26,377,589 and 25,097,963 outstanding at September 30, 2023 (unaudited) and December 31, 2022, respectively	196,932	195,471
Additional paid-in capital	97,105,455	94,048,603
Treasury stock, at cost; 2,128,537 and 1,946,937 shares at September 30, 2023 (unaudited) and December 31, 2022, respectively	(3,974,156)	(3,749,027)
Deferred compensation	(7,078,957)	(5,697,900)
Accumulated deficit	(71,364,088)	(70,863,049)
Total stockholders' equity	14,885,186	13,934,098

Total Liabilities and Stockholders' Equity	$130,547,478	$97,912,969

USIO, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Revenues	$20,520,441	$16,395,760	$63,228,391	$50,722,789
Cost of services	16,325,793	13,261,240	49,121,210	40,819,236
Gross profit	4,194,648	3,134,520	14,107,181	9,903,553

Selling, general and administrative:
Stock-based compensation	594,815	515,992	1,677,258	1,540,375
Other SG&A expenses	4,293,869	3,679,484	12,021,110	11,323,326
Depreciation and amortization	518,573	640,599	1,559,601	2,163,468
Total selling, general and administrative expenses	5,407,257	4,836,075	15,257,969	15,027,169

Operating (loss)	(1,212,609)	(1,701,555)	(1,150,788)	(5,123,616)

Other income and (expense):
Interest income	512,089	2,728	823,861	4,475
Other income	50,000	—	50,000	—
Interest expense	(393)	(943)	(1,588)	(3,244)
Other income and (expense), net	561,696	1,785	872,273	1,231

(Loss) before income taxes	(650,913)	(1,699,770)	(278,515)	(5,122,385)
Income tax expense	70,000	70,000	222,524	210,000

Net (Loss)	$(720,913)	$(1,769,770)	$(501,039)	$(5,332,385)

(Loss) Per Share
Basic (loss) per common share:	$(0.04)	$(0.09)	$(0.02)	$(0.26)
Diluted (loss) per common share:	$(0.04)	$(0.09)	$(0.02)	$(0.26)
Weighted average common shares outstanding
Basic	20,098,244	20,371,654	20,101,686	20,322,934
Diluted	20,098,244	20,371,654	20,101,686	20,322,934

USIO, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended September 30,
	2023	2022
Operating Activities
Net (loss)	$(501,039)	$(5,332,385)
Adjustments to reconcile net (loss) to net cash provided (used) by operating activities:
Depreciation	905,701	842,901
Amortization	653,900	1,320,567
Employee stock-based compensation	1,644,658	1,540,375
Vendor stock-based compensation	32,600	—
Amortization of warrant costs	—	20,965
Non-cash revenue from return of treasury stock	(156,162)	—
Changes in operating assets and liabilities:
Accounts receivable	(831,978)	1,410,411
Prepaid expenses and other	(289,819)	(118,472)
Operating lease right-of-use assets	244,040	(130,699)
Inventory	106,516	14,100
Accounts payable and accrued expenses	845,249	(742,398)
Operating lease liabilities	(267,553)	138,361
Prepaid card load obligations	38,668,841	(21,272,482)
Merchant reserves	427,044	(726,424)
Customer deposits	24,376	221,393
Deferred revenue	—	(17,647)
Net cash provided (used) by operating activities	41,506,374	(22,831,434)

Investing Activities
Purchases of property and equipment	(587,451)	(642,764)
Net cash (used) by investing activities	(587,451)	(642,764)

Financing Activities
Payments on equipment loan	(42,527)	(40,872)
Purchases of treasury stock	(68,967)	(894,641)
Net cash (used) by financing activities	(111,494)	(935,513)

Change in cash, cash equivalents, prepaid card loads, customer deposits and merchant reserves	40,807,429	(24,409,711)
Cash, cash equivalents, prepaid card loads, customer deposits and merchant reserves, beginning of year	32,343,501	51,591,560

Cash, Cash Equivalents, Prepaid Card Loads, Customer Deposits and Merchant Reserves, End of Period	$73,150,930	$27,181,849

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$1,588	$3,244
Income taxes	312,158	—
Non-cash financing activity:
Issuance of deferred stock compensation	2,478,506	166,330

USIO, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

(UNAUDITED)

	Common Stock		Additional Paid- In	Treasury	Deferred	Accumulated	Total Stockholders'
	Shares	Amount	Capital	Stock	Compensation	Deficit	Equity

Balance at December 31, 2022	27,044,900	$195,471	$94,048,603	$(3,749,027)	$(5,697,900)	$(70,863,049)	$13,934,098

Issuance of common stock under equity incentive plan	1,421,250	1,421	2,638,529	—	(2,444,054)	—	195,896
Deferred compensation amortization	—	—	—	—	308,676	—	308,676
Purchase of treasury stock costs	—	—	—	(8,529)	—	—	(8,529)
Net income for the period	—	—	—	—	—	14,833	14,833

Balance at March 31, 2023	28,466,150	$196,892	$96,687,132	$(3,757,556)	$(7,833,278)	$(70,848,216)	$14,444,974

Issuance of common stock under equity incentive plan	111,456	111	354,199	—	(34,452)	—	319,858
Reversal of deferred compensation amortization that did not vest	(115,000)	(115)	(188,088)	—	103,091	—	(85,112)
Deferred compensation amortization	—	—	—	—	343,123	—	343,123
Purchase of treasury stock costs	—	—	—	(10,507)	—	—	(10,507)
Non-cash return of treasury stock	—	—	—	(156,162)	—	—	(156,162)
Net income for the period	—	—	—	—	—	205,041	205,041

Balance at June 30, 2023	28,462,606	$196,888	$96,853,243	$(3,924,225)	$(7,421,516)	$(70,643,175)	$15,061,215

Issuance of common stock under equity incentive plan	43,800	44	252,212	—	—	—	252,256
Deferred compensation amortization	—	—	—	—	342,559	—	342,559
Purchase of treasury stock costs	—	—	—	(49,931)	—	—	(49,931)
Net (loss) for the period	—	—	—	—	—	(720,913)	(720,913)

Balance at September 30, 2023	28,506,406	$196,932	$97,105,455	$(3,974,156)	$(7,078,957)	$(71,364,088)	$14,885,186

Balance at December 31, 2021	26,807,145	$195,235	$93,100,129	$(2,404,458)	$(6,842,195)	$(65,379,805)	$18,668,906

Issuance of common stock under equity incentive plan	61,600	62	267,856	—	(12,330)	—	255,588
Warrant compensation costs	—	—	8,985	—	—	—	8,985
Deferred compensation amortization	—	—	—	—	295,092	—	295,092
Purchase of treasury stock costs	—	—	—	(66,494)	—	—	(66,494)
Net (loss) for the period	—	—	—	—	—	(1,622,270)	(1,622,270)

Balance at March 31, 2022	26,868,745	$195,297	$93,376,970	$(2,470,952)	$(6,559,433)	$(67,002,075)	$17,539,807

Issuance of common stock under equity incentive plan	54,233	52	258,636	—	—	—	258,688
Warrant compensation costs	—	—	8,985	—	—	—	8,985
Reversal of deferred compensation amortization that did not vest	(85,000)	(85)	(176,465)	—	97,621	—	(78,929)
Deferred compensation amortization	—	—	—	—	293,942	—	293,942
Purchase of treasury stock costs	—	—	—	(480,095)	—	—	(480,095)
Net (loss) for the period	—	—	—	—	—	(1,940,345)	(1,940,345)

Balance at June 30, 2022	26,837,978	$195,264	$93,468,126	$(2,951,047)	$(6,167,870)	$(68,942,420)	$15,602,053

Issuance of common stock under equity incentive plan	163,322	162	406,083	—	(154,000)	—	252,245
Warrant compensation costs	—	—	2,995	—	—	—	2,995
Reversal of deferred compensation amortization that did not vest	(35,000)	(35)	(66,015)	—	37,837	—	(28,213)
Deferred compensation amortization	—	—	—	—	291,963	—	291,963
Purchase of treasury stock costs	—	—	—	(348,052)	—	—	(348,052)
Net (loss) for the period	—	—	—	—	—	(1,769,770)	(1,769,770)

Balance at September 30, 2022	26,966,300	$195,391	$93,811,189	$(3,299,099)	$(5,992,070)	$(70,712,190)	$14,003,221

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Reconciliation from Operating (Loss) to Adjusted EBITDA:
Operating (Loss)	$(1,212,609)	$(1,701,555)	$(1,150,788)	$(5,123,616)
Depreciation and amortization	518,573	640,599	1,559,601	2,163,468
EBITDA	(694,036)	(1,060,956)	408,813	(2,960,148)
Non-cash stock-based compensation expense, net	594,815	515,992	1,677,258	1,540,375
Adjusted EBITDA	$(99,221)	$(544,964)	$2,086,071	$(1,419,773)

Calculation of Adjusted EBITDA margins:
Revenues	$20,520,441	$16,395,760	$63,228,391	$50,722,789
Adjusted EBITDA	(99,221)	(544,964)	2,086,071	(1,419,773)
Adjusted EBITDA margins	(0.5)%	(3.3)%	3.3%	(2.8)%

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

	September 30, 2023	September 30, 2022

Reconciliation from net cash provided (used) by operating activities to Non-GAAP Adjusted Operating Cash Flow (used):
Net cash provided (used) by operating activities	$41,506,374	$(22,841,434)
Operating cash flow (used) adjustments:
Prepaid card load obligations	(38,668,841)	21,272,482
Customer deposits	(24,376)	(221,393)
Merchant reserves	(427,044)	726,424
Operating lease right-of-use assets	(244,040)	130,699
Operating lease liabilities	267,553	(138,361)
Total adjustments to net cash provided (used) by operating activities	$(39,096,748)	$21,769,851
Adjusted operating cash flows provided (used)	$2,409,626	$(1,071,583)